Exhibit 99.1

Verastem Acquires Clinical-Stage FAK Inhibitor from Pfizer

CAMBRIDGE, MA — July 11, 2012— Verastem, Inc., (NASDAQ: VSTM) a biopharmaceutical company focused on discovering and developing drugs to treat breast and other cancers by targeting cancer stem cells, announced an agreement with Pfizer for the exclusive in-license of worldwide commercial rights for VS-6063 (formerly PF-04554878), a focal adhesion kinase (FAK) inhibitor that has completed a Phase 1 clinical study in advanced solid tumors.

FAK is a non-receptor tyrosine kinase that regulates tumor cell proliferation and invasion. The targeted disruption of this pathway in preclinical models of cancer reduces cancer stem cells, primary tumor mass and metastasis.

“Verastem has identified the FAK pathway as a critical regulator of the survival of cancer stem cells, which are an underlying cause of cancer recurrence and metastasis,” said Robert Weinberg, Ph.D., Verastem co-founder and chair of the Scientific Advisory Board.

VS-6063 is being developed for the treatment of solid tumors. According to data presented at ASCO 2011 from a Phase 1 safety study of VS-6063 in 36 patients conducted by Pfizer, VS-6063 was well-tolerated and demonstrated signs of clinical activity to support further development. Verastem anticipates conducting clinical trials targeting solid tumor indications with VS-6063.

“Like Pfizer, Verastem is committed to bringing innovative treatments to patients with cancer,” said Garry Nicholson, President and General Manager of Pfizer Oncology. “Verastem’s specific focus on targeting cancer stem cells makes them the ideal company to continue the development of this compound.”

Under the terms of the agreement, Verastem will assume sole responsibility for global product development of VS-6063. Pfizer will receive an upfront payment in cash and Verastem equity, development milestones and royalties and milestones on future sales of VS-6063.

“VS-6063 accelerates Verastem’s FAK inhibitor program with a clinical, phase 2-ready product candidate targeting this key regulatory pathway for cancer stem cells,” said Christoph Westphal, M.D., Ph.D., Chairman and Chief Executive Officer of Verastem. “We believe our focus on identifying patients with a high cancer stem cell burden for treatment with our targeted therapies uniquely positions Verastem to lead the next wave of therapeutics in cancer.”

Conference Call and Webcast Information

Verastem will discuss the acquisition during the Research and Development Day to be held tomorrow, July 12, at 9:00am ET. A live webcast of the event can be accessed by visiting the investors section of the company’s website at www.verastem.com. A replay will be available for two weeks from the date of the event.

A live, listen-only conference call of the event can be accessed by dialing 1-866-700-7173 five minutes prior to the start of the event and providing the passcode 73322380.

The details for the annual Research and Development Day are as follows:

Location: 215 First Street, Cambridge, MA, 02142

Date: July 12, 2012

Time: 9:00am – 12:00pm (ET)

RSVP: bsullivan@verastem.com

Conference Call Dial-in: (866)700-7173

Conference Call Passcode: 73322380

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is a biopharmaceutical company focused on discovering and developing drugs to treat breast and other cancers by targeting cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. For more information please visit www.verastem.com.

Forward-looking statements:

This press release includes certain forward-looking statements about the Company’s future expectations, plans and prospects, including statements regarding the development of VS-6063 and the Company’s FAK inhibitor program generally, the Company’s rights to develop or commercialize VS-6063, the Company’s obligations to make milestone payments and royalties if VS-6063 is successfully developed or commercialized and the ability of the Company to finance contemplated development activities. Forward-looking statements can be identified by words such as “intends,” “anticipates,” “believes,” “plans,” “will,” “seeks” and similar terms. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that that the license agreement is terminated by either party before the Company fully develops VS-6063, that the Company will be unable to successfully complete the clinical development of VS-6063, that the development of VS-6063 will take longer or cost more than planned, that VS-6063 will not receive regulatory approval and that VS-6063 will not become a commercially successful product. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in any subsequent filings. The Company does not undertake and specifically disclaims any obligation to release publicly revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated.

Investor contact:

Brian Sullivan, 617-252-9314

bsullivan@verastem.com

Media contact:

Kari Watson, 781-235-3060

kwatson@macbiocom.com